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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 29, 2000, with respect to the financial statements of the Spokane District (wholly owned by Sprint Spectrum L.P.), incorporated by reference in the Amendment No. 1 on Form S-3 to the Registration Statement (Form S-1 No. 333-39956) and related Prospectus of UbiquiTel Inc. related to the resale of up to 386,183 warrants to purchase shares of UbiquiTel common stock and the issuance and sale of 3,665,183 shares of its common stock.


                                                Ernst & Young LLP
Kansas City, Missouri
September 6, 2001